UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 2, 2025

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
3.900% Senior Notes due 2030	AMT 30D	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
4.100% Senior Notes due 2034	AMT 34A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 7, 2025, American Tower Corporation (the “Company”) announced that, effective January 13, 2025, Eugene M. Noel will become Executive Vice President and Chief Operating Officer of the Company.

Mr. Noel, 56, joined the Company in 2011 as Senior Vice President, U.S. Tower Operations, and prior to being appointed the Executive Vice President and President of the U.S. Tower Division in 2023, held the role of Chief Operating Officer, U.S. Tower. He brings over 25 years of experience in wireless real estate development and operations, including leadership positions held at Sprint Nextel and LightSquared prior to joining the Company.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company considered the compensation arrangements with Mr. Noel in light of such promotion. Accordingly, on January 2, 2025, the Committee approved a new base salary and cash bonus incentive target for the year ending December 31, 2025 for Mr. Noel. The information in the table below sets forth the determinations of the Committee:

Name and Title	2025 Base Salary	2025 Target Cash Bonus Potential (% of Base Salary / $)

Eugene M. Noel, Executive Vice President and Chief Operating Officer	$630,000	125% / $787,500

Mr. Noel will also be recommended to the Committee to receive an equity award with an aggregate value of $3 million pursuant to the Company’s 2007 Equity Incentive Plan, as amended, expected to be granted in March 2025, and to be allocated as follows: (a) 40% to restricted stock units (“RSUs”), and (b) 60% to performance-based restricted stock units (“PSUs”). Each PSU grant is based on a three-year performance period, with the performance goals set at the beginning of the performance period. Each RSU grant vests 1/3rd annually over three years, commencing one year from the date of grant. The number of shares subject to each of these awards will be determined using the closing price of the Company’s common stock on the grant date.

There are no transactions involving the Company and Mr. Noel that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

With Mr. Noel's transition to the role of Executive Vice President and Chief Operating Officer, Richard Rossi will become the Company's Executive Vice President and President, U.S. Tower, effective January 13, 2025. Mr. Rossi, currently Senior Vice President and General Counsel of U.S. Tower, a position he has held since 2018, joined the Company in 2001, and has held various U.S. Tower leadership positions throughout his tenure.

A copy of the press release (the “Press Release”) announcing the appointment of Mr. Noel as Executive Vice President and Chief Operating Officer of the Company and the appointment of Mr. Rossi as Executive Vice President and President, U.S. Tower of the Company is filed herewith as Exhibit 99.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 3, 2025, the Board adopted an amendment to the Company’s Amended and Restated By-Laws (as so amended, the “By-Laws”) to remove the one year holding period for stockholders (who own at least twenty-five percent (25%) in the aggregate of the capital stock issued, outstanding and entitled to vote) to call a special meeting.

The foregoing summary is qualified in its entirety by the By-Laws of the Company, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of American Tower Corporation, effective as of January 3, 2025.
99.1	Press Release, dated January 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	January 7, 2025	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer